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Exhibit 5(b)

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

November 3, 2026
The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Ladies and Gentlemen:
We are acting as counsel to the underwriters in connection with the Registration Statement on Form
S-3 (File No. 333-299472) (the “Registration Statement”), under the Securities Act of 1933, as amended (the
“Securities Act”), with respect to the issuance of (i) €750,000,000 aggregate principal amount of 3.750% Notes due
November 3, 2030 (the “3.750% Notes”), (ii) €1,000,000,000 aggregate principal amount of 4.100% Notes due
November 3, 2034 (the “4.100% Notes”), (iii) €750,000,000 aggregate principal amount of 4.250% Notes due
November 3, 2038 (the “4.250% Notes”) and (iv) €750,000,000 aggregate principal amount of 4.625% Notes due
November 3, 2046 (the “4.625% Notes” and, together with the 3.750% Notes, the 4.100% Notes and the 4.250%
Notes, the “Debt Securities”) of The Procter & Gamble Company, an Ohio corporation (the “Company”).
The Debt Securities are issuable under an indenture, dated September 3, 2009, by and between the
Company and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”) filed as Exhibit (4)(a) to the
Registration Statement. Deutsche Bank Trust Company Americas is referred to herein as the “Trustee.”
For purposes of this opinion, the “Agreements” are (i) the Pricing Agreement, dated October 27, 2026
(the “3.750% Notes Pricing Agreement”), between the Company and the several underwriters party thereto
(collectively, the “Underwriters”), relating to the 3.750% Notes, (ii) the Pricing Agreement, dated October 27, 2026
(the “4.100% Notes Pricing Agreement”), between the Company and the Underwriters, relating to the 4.100%
Notes, (iii) the Pricing Agreement, dated October 27, 2026 (the “4.250% Notes Pricing Agreement”), between the
Company and the Underwriters, relating to the 4.250% Notes, (iv) the Pricing Agreement, dated October 27, 2026
(the “4.625% Notes Pricing Agreement” and, together with the 3.750% Notes Pricing Agreement, the 4.100% Notes
Pricing Agreement and the 4.250% Notes Pricing Agreement, the “Pricing Agreements”), between the Company and the Underwriters, relating to the 4.625% Notes and (v) the Underwriting Agreement, dated October 27, 2026, between the Company and the Underwriters incorporated by reference in the Pricing Agreements.
In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, electronic or reproduction copies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion. We examined, among other documents, the following:
(a) the Agreements;
(b) the Indenture; and
(c) the Debt Securities.
The documents referred to in items (a) through (c) above, inclusive, are collectively referred to as the
“Documents.”
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In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Agreements and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
To the extent it may be relevant to the opinion expressed herein, we have assumed that (i) all of the parties to the Documents are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the power and authority to (a) execute and deliver the Documents to which they are a party, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby;
(ii) each of the Documents has been duly authorized, executed and delivered by all of the parties thereto, the execution thereof does not violate the charter, the bylaws or any other organizational document of any such parties or the laws of the jurisdiction of incorporation or formation of any such parties, and each of the Documents constitutes a valid and binding obligation of all the parties thereto enforceable against such parties in accordance with its respective terms (other than as expressly addressed in the opinion below as to the Company); (iii) the Debt
Securities have been duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture against payment therefor in accordance with the terms of the Agreements; and (iv) all of the parties to the
Documents will comply with all of their covenants, agreements and obligations under the Documents and all laws applicable thereto.
Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities, when paid for by the Underwriters in accordance with the terms of the Agreements, will constitute valid and binding obligations of the Company.
The opinion set forth above is subject to the following qualifications:
A. We express no opinion as to the validity, binding effect or enforceability of any provision of the
Debt Securities or the Indenture:
(i)relating to indemnification, contribution or exculpation;
(ii)containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a
Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law
(including judicial decisions);
(iii)related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum)
to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent the validity, binding effect or enforceability of any such provision is to be considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the
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choice of law rules of the State of New York, (c) service of process, or (d) waivers of any rights to trial by jury;
(iv)specifying that provisions thereof may be modified or waived only in writing;
(v)purporting to give any person or entity the power to accelerate obligations without notice to the obligor;
(vi)relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or forfeiture; or
(vii)that purports to create a trust, power of attorney or other fiduciary relationship.
B.We express no opinion as to the effect of any law of any jurisdiction other than the State of New
York wherein any party to the Documents may be located or wherein enforcement of any Documents may be sought that limits the rates or interest legally chargeable or collectible.
C.Our opinion is subject to the following:
(i)bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally;
(ii)general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and
(iii)the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.
D.We express no opinion as to the validity or binding effect of any provision of any agreement (i)
providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law or (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States of America or in foreign currency or composite currency.
The opinion expressed herein is limited to the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery and we undertake no responsibility to update or supplement this letter after its delivery.
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This opinion letter is furnished solely for your benefit in connection with internal counsel for the
Company rendering an opinion to the Company to be filed as an exhibit to a Current Report on Form 8-K of the
Company to be filed with the Securities and Exchange Commission, which will be incorporated by reference in the
Registration Statement (the “Form 8-K”). We hereby consent to the filing of this opinion as an exhibit to the Form
8-K, and to the reference to this firm under the captions “Legal Opinions” in the prospectus and “Validity of the
Notes” in the prospectus supplement that are included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities
Act.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP